Exhibit 99.1

FOR IMMEDIATE RELEASE
MEDIA CONTACTS: Katrina W. Parker, 312/822-5167 Sarah J. Pang, 312/822-6394	ANALYSTS CONTACTS: Nancy M. Bufalino, 312/822-7757 Marie Hotza, 312/822-4278 David C. Adams, 312/822-2183

CNA FINANCIAL REDEEMS REMAINING 2008 SENIOR PREFERRED STOCK

CHICAGO, December 1, 2010 – Today, CNA Financial Corporation (NYSE: CNA) announced that it has redeemed the remaining $500 million of its issued and outstanding 2008 Senior Preferred Stock held by Loews Corporation, the owner of approximately 90% of CNA’s common stock.  The aggregate redemption cost was $508,333,333, including accrued and unpaid dividends.

Serving businesses and professionals since 1897, CNA is the country’s seventh largest commercial insurer and the 13th largest property and casualty company.  CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com.  CNA is a registered trademark of CNA Financial Corporation.

# # #